EXHIBIT 1.1

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                          MASON-DIXON CAPITAL TRUST II

                                 $-------------
                         (Aggregate Liquidation Amount)

                            ___% Preferred Securities
                 (Liquidation Amount $__ per Preferred Security)
                                       by

                           BT ALEX. BROWN INCORPORATED
                          KEEFE, BRUYETTE & WOODS, INC.

                             UNDERWRITING AGREEMENT


______ __, 1998

BT ALEX. BROWN INCORPORATED
One South Street
Baltimore, Maryland  21202

KEEFE BRUYETTE & WOODS, INC.
Two World Trade Center
85th Floor
New York, New York  10048

Dear Sirs:

         Mason-Dixon Capital Trust II (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Business Code, 12 Del. C.
Section 3801 et seq.), and Mason-Dixon Bancshares, Inc., a Maryland corporation (the "Company" and, together with the Trust, the "Offerors"), as depositor of the Trust and as guarantor, propose, upon the terms and conditions set forth herein, to issue and sell an aggregate liquidation amount of $__________ of the Trust's ___% preferred securities (the "Preferred Securities") to the several underwriters named in Schedule I hereto (each an "Underwriter" and collectively, the "Underwriters").

         The Preferred Securities and the Common Securities (as defined herein) are to be issued pursuant to the terms of an Amended and Restated Trust Agreement to be dated as of _____ __, 1998 (the "Trust Agreement"), among the Company, as depositor, and Bankers Trust Company, a New York banking corporation ("Trust Company"), as property trustee ("Property Trustee") and Bankers Trust (Delaware) ("Trust Delaware"), a Delaware banking corporation, as Delaware trustee ("Delaware Trustee") and the



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holders from time to time of undivided interests in the assets of the Trust. The
Preferred  Securities  will be guaranteed by the Company (the  "Guarantee") on a
subordinated   basis  and  subject  to  certain   limitations  with  respect  to
distributions and payments upon liquidation, redemption or otherwise (the "Guarantee") pursuant to the Guarantee Agreement to be dated as of _____ __, 1998 (the "Guarantee Agreement"), between the Company and the Trust Company, as Trustee (the "Guarantee Trustee"). The assets of the Trust will consist of ___% junior subordinated deferrable interest debentures, due _____ __, 2028 (the "Subordinated Debentures") of the Company which will be issued under an indenture to be dated as of _____ __, 1998 (the "Indenture"), between the Company and the Trust Company, as Trustee (the "Indenture Trustee"). Under certain circumstances, the Subordinated Debentures will be distributable to the holders of undivided beneficial interests in the assets of the Trust. The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of the Trust's common securities (the "Common Securities"), and will be used by the Trust to purchase an equivalent amount of the Subordinated Debentures.

         The Company and the Trust have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Nos.
333-49431, 333-49431-1) and a related preliminary prospectus for the registration of the Preferred Securities, the Subordinated Debentures and the Guarantee under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Offerors have prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including the Prospectus (as hereinafter defined) and the documents incorporated by reference therein pursuant to the section therein entitled "Incorporation of Certain Documents by Reference" and all information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Date (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Each prospectus included in the registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations (including the documents incorporated by reference therein) is hereinafter called the "Preliminary Prospectus." The term "Prospectus" means the final prospectus (including the documents incorporated by reference therein), as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.



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         The  Company  and the  Trust  hereby  agree  with the  Underwriters  as follows:

         SECTION 1. Representations and Warranties.

         (a) Each of the Offerors represents and warrants to the Underwriters as follows:

                   (i) The Registration Statement conforms, and the Prospectus and any further amendments or supplements thereto will, when they become effective or are filed with the Commission, as the case may be, conform, in all material respects with the requirements of the Securities Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the applicable rules and regulations under said acts; the Trust Agreement, the Guarantee Agreement, and the Indenture conform in all material respects with the requirements of the Trust Indenture Act, and the applicable rules and regulations thereunder; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not misleading; and the Prospectus and any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Date (as hereinafter defined), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Trust or the Company by or on behalf of the Underwriter, the Property Trustee, the Guarantee Trustee or the Indenture Trustee expressly for use in the Registration Statement or Prospectus.

                   (ii) The documents incorporated by reference in the Prospectus pursuant to the section therein entitled "Incorporation of Certain Documents by Reference," at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

                   (iii) Neither the Company nor the Trust is an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act of 1940, as amended (the "Investment Company Act"), nor is either a closed-end investment company required to be registered, but not registered, thereunder.

                   (iv) The Trust and the Company meet the requirements for the use of Form S-3 under the Securities Act.



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                   (v)  The  Company  is  a  duly  incorporated  and  subsisting corporation in good standing under the laws of the State of Maryland with corporate power and authority to own and lease its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Trust Agreement, the Guarantee Agreement, the Indenture and the Preferred Securities; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction, if any, in which its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the conduct of the business, condition (financial or otherwise), earnings or operations of the Company and its subsidiaries considered as one enterprise; and the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

                   (vi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise disclosed therein, (A) there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings or operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business,
         (B) there have been no material transactions entered into by the Company or its subsidiaries other than those in the ordinary course of business, and (C) the Company has not sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree.

                   (vii) The Preferred Securities have been duly and validly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when executed and authenticated in accordance with the terms of the Trust Agreement and delivered to the Underwriters against payment of the consideration set forth herein, will constitute valid and legally binding obligations of the Trust enforceable in accordance with their terms and entitled to the benefits provided by the Trust Agreement (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally, or general equity principles (whether considered in a proceeding in equity or at law)). The Trust Agreement has been duly authorized and, when executed by the proper officers of the Company and delivered by the Company, will have been duly executed and delivered by the Company and will constitute the valid and legally binding instrument of the Company, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally, or general equity principles (whether considered in a proceeding in equity or at law)). The Subordinated Debentures have been duly


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         and  validly  authorized  for  delivery  by the  Company  and when duly authenticated in accordance with the terms of the Indenture and delivered to the Trust against payment of the consideration set forth herein, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy,
         insolvency,   reorganization,   receivership,   readjustment  of  debt,
         moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally, or general equity principles (whether considered in a proceeding in equity or at law)) and entitled to the benefits provided by the Indenture. The Indenture has been duly authorized and, when executed by the proper officers of the Company and delivered by the Company, will have been duly executed and delivered by
         the  Company  and  will   constitute  the  valid  and  legally  binding
         instrument of the Company, enforceable in accordance with its terms, (except as such enforceability may be limited by applicable bankruptcy,
         insolvency,   reorganization,   receivership,   readjustment  of  debt,
         moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally, or general equity principles (whether considered in a proceeding in equity or at law)). The Guarantee has been duly authorized and, when executed by the proper officers of the Company and delivered by the Company, will have been
         duly  executed  and   delivered  by  the  Company  and,   assuming  due
         authorization and execution of the Guarantee by each other party thereto, will constitute valid and legally binding instrument of the
         Company, enforceable in accordance with its terms, (except as such enforceability may be limited by applicable bankruptcy, insolvency,
         reorganization,   receivership,   readjustment  of  debt,   moratorium,
         fraudulent   conveyance  or  similar  laws  relating  to  or  affecting creditors' rights generally, or general equity principles (whether considered in a proceeding in equity or at law)). The Trust Agreement, the Guarantee Agreement and the Indenture have been duly qualified under the Trust Indenture Act and the Preferred Securities, the Common
         Securities,   the  Trust  Agreement,   the  Guarantee  Agreement,   the
         Subordinated Debentures and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

                   (viii) This Agreement has been duly authorized, executed and delivered by the Trust and the Company and constitutes the valid and binding agreement of the Trust and the Company enforceable against the Trust and the Company in accordance with its terms, (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally, Section 7 hereof or general equity principles (whether considered in a proceeding in equity or at law)).

                   (ix) Neither the Trust, nor the Company or any of its subsidiaries is in violation of its charter or in default in any material respect in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its


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         properties  may be bound and which is  material  to either the Trust or the Company and its subsidiaries considered as one enterprise and the execution and delivery of this Agreement, the Trust Agreement, the
         Guarantee  Agreement,  and the  Indenture,  the  issue  and sale of the
         Preferred   Securities,   the  issue  and  sale  of  the   Subordinated
         Debentures, the compliance by the Trust and the Company with the provisions of the Preferred Securities and the Subordinated Debentures, this Agreement, the Trust Agreement, the Guarantee Agreement, and the Indenture, and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, the organization documents of the Trust or the articles of incorporation or by-laws of the Company or any of its subsidiaries or a material breach or default under any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Trust or the Company or any of its subsidiaries is a party or by which it or any of its or their properties may be bound and which is material to the Trust or the Company and its subsidiaries considered as one enterprise, nor will such action result in any material violation on the part of the Trust or the Company or any of its subsidiaries of any applicable law or regulation or of any applicable administrative, regulatory or court decree.

                   (x) There are no actions, suits, claims or proceedings pending or, to the knowledge of the Trust or the Company, threatened against the Trust or the Company or any of its subsidiaries before any court or administrative agency or otherwise which are required to be disclosed in the Registration Statement and are not so disclosed which, if determined adversely to the Trust or the Company or any of its subsidiaries would individually or in the aggregate have a material adverse effect on the business, condition (financial and otherwise), earnings or operations of the Trust or the Company and its subsidiaries considered as one enterprise or prevent the consummation of the transactions contemplated hereby.

                   (xi) To the Company's knowledge, the Commission has not issued an order preventing or suspending the use of the Prospectus, nor instituted proceedings for that purpose.

                   (xii) The independent certified public accountants who audited the consolidated financial statements included or incorporated by reference in the Prospectus are independent public accountants as required by the Securities Act and the Securities Act Regulations.

                   (xiii) The consolidated financial statements of the Company, including the notes thereto and the supporting schedules, included or incorporated by reference in the Prospectus present fairly, the financial position, results of operations and cash flows of the Company and its subsidiaries at the dates indicated, and the results of their operations for the periods specified; such consolidated financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis except as otherwise stated therein. The consolidated financial statements of Rose Shanis & Co., Inc.,


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         Rose Shanis  Sons,  Inc.,  Rose  Shanis & Co. and  Stephen  Corporation
         (collectively, the "Rose Shanis Companies"), including the notes thereto and the supporting schedules, included or incorporated by reference in the Prospectus present fairly, the financial position, results of operations and cash flows of the Rose Shanis Companies at the dates indicated, and the results of operations for the periods specified; such consolidated financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis except as otherwise stated therein. The pro forma financial statements and other pro forma information, including the notes thereto and the supporting schedules, included or incorporated by reference in the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                   (xiv) The Company and it subsidiaries have good and marketable title to all of the properties and assets owned by them reflected in the consolidated financial statements (or as disclosed in the Registration Statement), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such consolidated financial statements (or as disclosed in the Registration Statement or which are not material in amount).

                   (xv) The Company and its subsidiaries have filed all federal, state and local tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the consolidated financial statements of the Company.

                   (xvi) No approval, authorization, consent, registration, qualification or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the Trust Agreement, the Guarantee Agreement, or the Indenture, or the issuance and sale of the Preferred Securities, the issuance and sale of the Subordinated Debentures, or the consummation by the Trust and the Company of the other transactions contemplated by this Agreement, the Trust Agreement, the Guarantee Agreement, or the Indenture, except such as have been described in the Prospectus or been obtained, or will have been obtained at the Closing Date, under the Securities Act, the Exchange Act and the Trust Indenture Act and such as may be required under the blue sky or securities laws of various states in connection with the offering of the Preferred Securities.

                   (xvii) The Company and its subsidiaries  possess all material
         licenses,   certificates,   authorities   or  permits   issued  by  the
         appropriate state or


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         federal  regulatory  agencies  or bodies  necessary  to  conduct  their businesses as described in the Prospectus, and neither the Company nor its subsidiaries have received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the conduct of the business, condition (financial or otherwise), earnings or operations of the Company and its subsidiaries considered as one enterprise. Neither the Company nor any of its subsidiaries is party to or otherwise the subject to any consent decree, memorandum of understanding, written commitment or other supervisory agreement with the Board of Governors of the Federal Reserve System or any Federal Reserve Bank (the "Federal Reserve"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of the Comptroller of the Currency, or any other federal or state authority or agency responsible for the supervision, regulation or insurance of depository institutions and consumer finance companies or their holding companies.

                   (xviii) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Securities Act Regulations which have not been filed as exhibits to the Registration Statement.

                   (xix) The Company has applied for the listing of the Preferred Securities on the Nasdaq National Market and shall use its best efforts to have the Preferred Securities quoted on the Nasdaq National Market or listed or quoted on a similar exchange.

                   (xx) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder.

                   (xxi) The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses.

                  (b) Any certificate signed by any officer of the Trust or the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Trust or the Company to you as to the matters covered thereby.

         SECTION 2.  Sale and Delivery to Underwriter, Closing.

         On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust and the Company, as the case may be, agree that the Trust will sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, the aggregate liquidation amount of


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Preferred  Securities  set forth  opposite  its name on Schedule I hereto,  at a purchase price of $___ per Preferred Security.

         Payment of the purchase price for, and delivery of, the Preferred Securities shall be made at the offices of Arnold & Porter, 555 Twelfth Street, N.W., Washington, D.C. 20004, or at such other place as shall be agreed upon by the Underwriters, the Trust and the Company, at 10:00 A.M. Eastern Time, on the fourth business day following the date of this Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters, the Trust and the Company (such time and date of payment and delivery being herein called the "Closing Date").

         As compensation for the commitments of the Underwriters contained in this Section 2, and in view of the fact that the proceeds of the sale of the Preferred Securities will be used by the Trust to purchase the Subordinated Debentures of the Company, the Company hereby agrees to pay to the Underwriters on the Closing Date an amount equal to $___ per Preferred Security times the total number of Preferred Securities purchased by the Underwriters on the Closing Date as commissions for the sale of such Preferred Securities under this Agreement.

         Payment for the Preferred Securities shall be made to the Trust by wire transfer of immediately available funds, against delivery of the Preferred Securities to the Underwriters. The Preferred Securities shall be issued in the form of one or more fully registered global notes (the "Global Notes") in book-entry form in such denominations and registered in the name of the nominee of The Depository Trust Company (the "Depository") or in such names as the Underwriters may request in writing at least two business days before the Closing Date. The Global Notes representing the Preferred Securities shall be made available for examination by the Underwriters not later than 10:00 A.M. Eastern Time on the last business day prior to the Closing Date.

         SECTION 3. Offering by the Underwriter. The Trust and the Company are advised that the Underwriters propose to make a public offering of the Preferred Securities, on the terms and conditions set forth in the Registration Statement from time to time as and when the Underwriters deem advisable after the Registration Statement becomes effective. Because the National Association of Securities Dealers, Inc. ("NASD") is expected to view the Preferred Securities as interests in a direct participation program, the offering of the Preferred Securities is being made in compliance with the applicable provisions of Rule 2810 of the NASD's Conduct Rules.


         SECTION 4. Covenants of the Offerors. Each of the Trust and the Company covenants with the Underwriters as follows:

         (a) The Trust and the Company will prepare the Prospectus in a form approved by the Underwriters and will file such Prospectus with the Commission pursuant to subparagraph (1) or (4) of Rule 424(b) not later than the Commission's close of business on the second business day following the execution and delivery of this

Agreement. The Trust and the Company will notify the Underwriters immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), and of the filing of the Prospectus pursuant to Rule 424(b), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for such purpose. The Trust and the Company will make every reasonable effort to prevent the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) The Trust and the Company will deliver to the Underwriters notice of their intention to prepare or file any amendment to the Registration Statement relating to the Preferred Securities (including any post-effective amendment) or any amendment or supplement to the Prospectus (including documents deemed to be incorporated by reference into the Prospectus and including any revised prospectus which the Trust and the Company propose for use by the Underwriters in connection with the offering of the Preferred Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish the Underwriters and counsel for the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriters or counsel for the Underwriters shall reasonably object.

         (c) The Trust and the Company will deliver to the Underwriters one manually executed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference into the Prospectus), such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits) as the Underwriters may reasonably request and copies of each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus.

         (d) The Trust and the Company will furnish to the Underwriters, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented, if applicable) as they may reasonably request for the purposes contemplated by the Securities Act or the Securities Act Regulations.

         (e) If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Trust and the Company will forthwith amend or supplement the Prospectus by preparing and furnishing to the Underwriters a reasonable number of copies of an amendment of or supplement to the Prospectus (in form and substance satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

         (f) The Trust and the Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act subsequent to the time the Registration Statement becomes effective.

         (g) Both the Trust and the Company will endeavor, in cooperation with the Underwriters, to qualify the Preferred Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Preferred Securities, except that neither the Trust nor the Company shall be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state or other jurisdiction. The Trust and the Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Preferred Securities have been qualified as above provided.

         (h) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning on the first day of the first full fiscal quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 of the Securities Act Regulations and will advise you in writing when such statement has been so made available. If such fiscal quarter is the last fiscal quarter of the Trust's fiscal year, such earnings statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

         (i) The Trust and the Company will take such action as may be necessary to comply with the rules and regulations of the Nasdaq National Market in respect of the offering of the Preferred Securities.

         (j) The Trust and the  Company,  from the date hereof until the Closing
Date, will not offer, sell, contract to sell or otherwise dispose of any securities issued or guaranteed by the Trust or the Company that in the reasonable judgment of the Underwriters are substantially similar to the Preferred Securities or any securities convertible or exchangeable for the Preferred Securities, without the prior written consent of the Underwriters.

         (k) For a period of five years after the Closing Date (but not beyond any such date on which no Securities shall be outstanding), the Trust and the Company will furnish to the Underwriters copies of all reports and communications delivered to the Company's shareholders or to holders of the Preferred Securities and will also furnish copies of all reports (excluding exhibits) filed with the Commission on Forms 8-K, 10-Q and 10-K, and all other reports and information furnished to such shareholders or security holders generally, not later than the time such reports or information are first furnished to such shareholders or security holders generally.

         (l) The Trust shall apply the net proceeds of its sale of the Preferred Securities, combined with the entire proceeds from the sale by the Trust to the Company of the Trust's Common Securities, to purchase an equivalent amount of the Subordinated Debentures of the Company. All the net proceeds to be received by the Company from the sale of the Subordinated Debentures of the Company will be used for general corporate purposes, as described more fully in the Prospectus.

         (m) Neither the Company nor the Trust shall enter into any contractual agreement with respect to the distribution of the Preferred Securities except for the arrangements with the Underwriters.

         SECTION 5. Costs and Expenses. The Company will pay all costs, expenses and fees incident to the performance of its obligations under this Agreement (except for the fees and disbursements of counsel for the Underwriters other than pursuant to item (vi) of this Section 5), including: (i) the printing and filing of the Registration Statement as originally filed and any amendments and exhibits thereto, (ii) the filing fee of the National Association of Securities Dealers, Inc. and expenses relating to any review of the offering and the listing of the Preferred Securities on the Nasdaq National Market, (iii) all expenses (including reasonable fees and disbursements of counsel to the Company and the Trust) payable pursuant to Section 4 of this Agreement, (iv) all costs and expenses incurred in connection with the preparation, issuance and delivery of the Preferred Securities to the Underwriters, (v) the fees and disbursements of the Trust's and the Company's counsel and accountants, (vi) the expenses in connection with the qualification of the Preferred Securities under state securities laws in accordance with the provisions of Section 4(g), including filing fees and the reasonable fees and disbursements of counsel to the Underwriters in connection therewith and in connection with the preparation of the preliminary and final blue sky memoranda and Legal Investment Surveys, (vii) the printing and delivery to the Underwriters of copies of the preliminary and final blue sky memoranda and Legal Investment surveys, (viii) all costs and expenses incurred in the preparation and the printing (including word processing and duplication costs) of the

Preferred Securities, the Indenture, the Guarantee Agreement, the Trust Agreement and all other documents relating to the issuance and public offering of the Preferred Securities, and (ix) the fees and expenses of the Property Trustee, the Delaware Trustee, the Indenture Trustee, and the Guarantee Trustee, and any agent of the Property Trustee, the Delaware Trustee, the Indenture Trustee, and the Guarantee Trustee, and the fees and disbursements of the Property Trustee's counsel, in connection with the Trust Agreement and the Preferred Securities.

         If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 9(a) or (c), the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with investigating, marketing and proposing to market the Preferred Securities.

         SECTION 6. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for the Preferred Securities at the Closing Date are subject to the accuracy of the representations and warranties of the Trust and the Company herein contained at and as of the date hereof and the Closing Date, to the performance by the Trust and the Company of their respective obligations hereunder, and to the following further conditions:

         (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a); and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with and there shall not have come to the attention of the Underwriters any facts that would cause the Underwriters to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Preferred Securities, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances existing at such time, not misleading.

         (b) On the Closing Date, the Underwriters shall have received:

                   (i) The favorable opinion, dated as of the Closing Date, of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC counsel for the Company, in form and substance substantially in the form attached hereto as Exhibit A.

                  In rendering such opinion, counsel may state that they are passing only on matters of Maryland law and United States federal law. In rendering such opinion, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the State of Maryland, provided that (A) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Underwriters, and (B) counsel shall state in their opinion that they and the Underwriters are justified in relying thereon. Insofar as such opinions involve factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Company, its subsidiaries and the Trust and certificates of public officials.

                   (ii) The favorable opinion, dated the Closing Date, of White & Case, counsel to the Trust Company and Trust Delaware, substantially in the form attached hereto as Exhibit B.

                   (iii) The favorable opinion, dated the Closing Date, of Richards, Layton & Finger, special Delaware counsel to the Company and the Trust, substantially to the effect and in the form attached hereto as Exhibit C.

                   (iv) The favorable opinion, dated the Closing Date, of Arnold & Porter, counsel to the Underwriters as to such matters as the Underwriters shall reasonably request.

                  In rendering such opinion, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the State of New York, provided that (A) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Underwriters, and (B) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon. Insofar as such opinions involve factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Company, its subsidiaries and the Trust and certificates of public officials.

         (c) At the time of the execution of this Agreement, the Underwriters shall have received from Stegman & Company a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect that (i) they are independent public accountants as required by the Securities Act and the Securities Act Regulations; (ii) it is their opinion that, except for the audited financial statements of the Rose Shanis Companies, the financial statements included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder; (iii) with respect to the unaudited pro forma financial statements included in the Registration Statement, based upon limited procedures set forth in detail in such letter, nothing has come to their attention that caused them to believe that the unaudited pro forma financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts; (iv) based upon limited procedures set forth in detail in such letter and without accounting for the acquisition of the assets of the Rose Shanis Companies by the Company, nothing has come to their attention which causes them to believe that during the period from December 31, 1997 to a specified date not more than five days prior to the date of this Agreement, there has been any decrease in the capital stock or increase in long-term debt of the Company or its subsidiaries or any decrease in consolidated total assets of the Company and its subsidiaries as compared with the amounts shown in the December 31, 1997 consolidated balance sheet incorporated by reference in the Registration Statement, or any decrease, as compared with the corresponding period in the preceding year, in net income or net interest income of the Company and its subsidiaries on a consolidated basis, except in each case as set forth or contemplated in the Registration Statement; (v) they have read the Registration Statement and certain dollar amounts, percentages and other financial information specified by the Underwriters which is included or incorporated by reference in the Registration Statement and have performed the procedures set forth in detail in such letter and have found such amounts, percentages or other financial information to be in agreement with the relevant accounting and financial records of the Company and its subsidiaries.

         (d) On the Closing Date, the Underwriters shall have received from Stegman & Company a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph
(c) of this Section, except that the "specified date" referred to shall be a date not more than five days prior to the Closing Date.

         (e) At the time of the execution of this Agreement, the Underwriters shall have received from Grabush, Newman & Co., P.A. a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect that (i) they are independent public accountants as required by the Securities Act and the Securities Act Regulations and (ii) it is their opinion that the audited financial statements of the Rose Shanis Companies included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder.

         (f) At the time of the execution of this Agreement, the Underwriters shall have received from the Chief Financial Officer ("CFO") of the Company a letter dated such date, stating that nothing has come to the CFO's attention which causes him to believe that when the financial statements of the Company are adjusted to account for the acquisition of the assets of the Rose Shanis Companies there will be any decrease in the capital stock or increase in long-term debt of the Company or any decrease in consolidated total assets of the Company as compared with the amounts shown in the December 31, 1997 consolidated balance sheet incorporated by reference in the Registration Statement, or any decrease, as compared with the corresponding period in the preceding year, in net income or net interest income of the Company on a consolidated basis, except in each case as set forth or contemplated in the Registration Statement.

         (g) On the Closing Date, the Underwriters shall have received from the CFO a letter, dated as of the Closing Date, to the effect that the CFO reaffirms the statements made in the letter furnished pursuant to paragraph (f) of this Section.

         (h) On the Closing Date, the Underwriters shall have received a certificate signed by the President and the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement and this Agreement and that:

                   (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

                   (ii) Since the date of the most recent financial statements included in the Registration Statement (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement (exclusive of any supplement thereto).

         (i) On the Closing Date, there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings or operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President and Chief Executive Officer and the principal financial or accounting officer of the Company, dated as of the Closing Date, to the effect that there has been no such material adverse change and to the effect that the condition set forth in Section 6(a) has been fulfilled.

         (j) Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request in connection with the offering of the Preferred Securities.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 7 and 8 hereof shall survive such termination.

         SECTION 7.  Indemnification.

         (a) Each of the Company and the Trust jointly and severally agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities to which such Underwriter or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and subject to Section 7(c) hereof, will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding;
provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company or the Trust may otherwise have.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that an Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through such Underwriter specifically for use in the preparation thereof. For purposes of this Section 7, the only written information furnished by the Underwriters for use in the Registration Statement and the Prospectus is the information in the last paragraph of the cover page of the Prospectus (regarding stabilizing transactions) and the third, fifth and eighth paragraphs under the caption "Underwriting" in the Prospectus. This indemnity agreement will be in addition to any liability which an Underwriter may otherwise have.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 7(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution under Section 7(d) hereof or otherwise than on account of the provisions of
Section 7(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to defend the indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. The indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed to assume the defense of such proceeding or shall have failed to retain counsel reasonably satisfactory to the indemnified party, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel under applicable rules of professional conduct, would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (and appropriate local counsel) for all such indemnified parties. Such firm shall be designated in writing by the Underwriters in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) If the indemnification provided for in this Section 7 is unavailable (other than by reason of the exception contained in the second sentence of Section 7(c) hereof) to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Preferred Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The Company, the Trust and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in
Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e): (i) except with respect to information contained or omitted from the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or through an Underwriter specifically for use in the preparation thereof, such Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Preferred Securities purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants contained in this Agreement shall remain in full force and effect, regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of an Underwriter or by or on behalf of any person controlling such Underwriter, or by or on behalf of the Company, and (c) delivery of and payment for the Preferred Securities to the Underwriters.

         SECTION 9. Termination of Agreement. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (a) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings or operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (b) if there has occurred any new outbreak of hostilities or escalation of any existing hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable professional judgment of the Underwriters, impracticable to market the Preferred Securities or to enforce contracts for the sale of the Preferred Securities, or (c) if trading in the securities of the Company has been suspended by the Commission or if trading or quotation generally on the Nasdaq National Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges of prices for securities have been required by the Nasdaq National Market or by order of the Commission or any other governmental authority, or (d) if a banking moratorium has been declared by either federal or Maryland authorities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party, except as provided in Section 7, and provided further that Sections 5, 7 and 8 hereof shall survive such termination.

         SECTION 10. Pro rata Purchase in Certain Events. If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Preferred Securities that it or they have agreed to purchase hereunder and the aggregate liquidation amount of Preferred Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate liquidation amount of Preferred Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions which the aggregate liquidation amount of Preferred Securities set forth opposite their names in Schedule I to this Agreement bears to the aggregate liquidation amount of Preferred Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Preferred Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Preferred Securities and the aggregate liquidation amount of Preferred Securities with respect to which such default occurs is more than one-tenth of the aggregate liquidation amount of Preferred Securities to be purchased on such date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Preferred Securities are not made within 36 hours after such default, this Agreement shall thereupon terminate without liability on the part of any non-defaulting Underwriters or of the Company or the Trust. In any such case, either the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement or in any other documents or arrangements may be affected. An action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         SECTION 11. Reimbursement upon Termination in Certain Circumstances. If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply in any material respect with the terms or to fulfill in any material respect any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform in any material respect its obligations under this Agreement, the Company shall reimburse the Underwriters or such Underwriters as have so terminated the Agreement, with respect to themselves, severally, for all reasonable out-of-pocket expenses reasonably incurred by such Underwriters in connection with the offering of the Preferred Securities.

         SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunications. Notices to the Underwriters shall be directed to them in care of BT Alex. Brown Incorporated, One South Street, Baltimore, Maryland 21202, Attention of Howard J. Loewenberg. Notice to the Company and the Trust shall be directed to Mason-Dixon Bancshares, Inc., 45 West Main Street, Westminster, Maryland 21158, Attention of Thomas K. Ferguson, President and CEO, with a copy to Abba Poliakoff, Esquire, Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, 233 East Redwood Street, Baltimore, Maryland 21202.

         SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from an Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. SPECIFIED TIMES OF DAY REFER TO EASTERN TIME.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Underwriters, the Company and the Trust in accordance with its terms.

                                    Very truly yours,

                                    MASON-DIXON CAPITAL TRUST II

                                    By:      Mason-Dixon Bancshares, Inc.,
                                               as depositor, on behalf of
                                             Mason-Dixon Capital Trust II


                                             By:
                                             Name:
                                             Title:


                                    MASON-DIXON BANCSHARES, INC.


                                    By:
                                    Name:
                                    Title:


Confirmed and accepted, as of the date first above written.

BT ALEX. BROWN INCORPORATED


By:
Name:
Title:


KEEFE, BRUYETTE & WOODS, INC.


By:
Name:
Title:

                                   SCHEDULE I





Underwriter                                         Amount

BT Alex. Brown Incorporated                         $______________

Keefe, Bruyette & Woods, Inc.                       $______________

                                    EXHIBIT A


         The  opinion of counsel to the  Company  to be  delivered  pursuant  to
Section 6(b)(i) of the Underwriting Agreement shall be substantially to the effect that:

         1. The Company is a corporation validly organized and presently subsisting under the laws of the State of Maryland, with requisite corporate power and authority to own its properties and conduct its business as described in the Registration Statement, except for such power and authority the absence of which would not have a material adverse effect on the Company, and is duly registered as bank holding company under the Bank Holding Company Act of 1956, as amended.

         2. Carroll County Bank and Trust Company ("Carroll County Bank") is a Maryland state-chartered trust company validly existing in good standing under the laws of the State of Maryland, with all requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, except for such power and authority the absence of which would not have a material adverse effect on Carroll County Bank.

         3. Bank of Maryland ("Bank of Maryland") is a Maryland state-chartered commercial bank validly existing in good standing under the laws of the State of Maryland, with all requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, except for such power and authority the absence of which would not have a material adverse effect on Bank of Maryland.

         4. Rose Shanis Loans LLC ("Rose Shanis Loans") is single member Maryland limited liability company validly existing in good standing under the laws of the State of Maryland with all requisite limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, except for such power and authority the absence of which would not have a material adverse effect on Rose Shanis Loans.

         5. Bay Insurance LLC ("Bay Insurance") is a single member Maryland limited liability company validly existing in good standing under the laws of the State of Maryland with all requisite limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, except for such power and authority the absence of which would not have a material adverse effect on Bay Insurance.

         6. All of the outstanding shares of capital stock of Carroll County Bank and Bank of Maryland have been duly and validly authorized and issued, are fully paid and nonassessable, and, except as otherwise set forth in the Registration Statement, all outstanding shares of capital stock of Carroll County Bank and Bank of Maryland are owned by the Company, free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claim, liens or encumbrances.

         7. All of the outstanding shares of capital stock of Carrollco Insurance, Inc. and Skylight Investment Corporation have been duly and validly authorized and issued, are fully paid and nonassessable, and, except as otherwise set forth in the Registration Statement, all outstanding shares of capital stock of Carrollco Insurance, Inc. and Skylight Investment Corporation are owned by Carroll County Bank, free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, and other security interests, claims, liens or encumbrances.

         8. All of the outstanding limited liability interests of Rose Shanis Loans and Bay Insurance have been duly an validly authorized and the Company is the single and only member of both Rose Shanis Loans and Bay Insurance, and except as otherwise set forth in the Registration Statement, all outstanding limited liability interests of Rose Shanis Loans and Bay Insurance are owned by the Company, free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, and other security interests, claims, liens or encumbrances

         9. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

         10. The Trust Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally, or general equity principles (whether considered in a proceeding in equity or at law)) and an implied covenant of good faith and fair dealing.

         11. The Guarantee Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally, or general equity principles (whether considered in a proceeding in equity or at law)) and an implied covenant of good faith and fair dealing.

         12. The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally, or general equity principles (whether considered in a proceeding in equity or at law)) and an implied covenant of good faith and fair dealing.

         13. The Subordinated Debentures have been duly authorized, executed and delivered by the Company and when duly authenticated in accordance with the Indenture and delivered and paid for in accordance with the Underwriting Agreement, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally, or general equity principles (whether considered in a proceeding in equity or at law)) and an implied covenant of good faith and fair dealing.

         14. The Trust is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in Investment Company Act of 1940, as amended.

         15. The statements set forth in the Registration Statement under the captions "Supervision, Regulation and Other Matters," "Description of Preferred Securities," "Description of the Junior Subordinated Debentures," "Description of Guarantee" and "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee," insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize the matters described therein; and the Preferred Securities, the Debentures and the Guarantee conform to the descriptions contained in the Registration Statement in all material respects.

         16. The statements of law or legal conclusions and opinions set forth in the Registration Statement under the caption "Certain Federal Income Tax Consequences," subject to the assumptions and conditions described therein, constitute such counsel's opinion.

         17. The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated or threatened by the Commission.

         18. The Registration Statement and the Prospectus and any amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and financial and statistical data included therein, as to which no opinion need be rendered), when it or they became effective or were filed with the Commission, as the case may be, and in each case at the Closing Date, complied as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations under said acts and the documents incorporated by reference into the Prospectus (other than the financial statements and financial and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and such counsel have no reason to believe that the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, not misleading, or that the Prospectus, at the time it was mailed to the Commission for filing or at the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

         19. Such counsel has no knowledge of material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which are required to be disclosed in the Registration Statement or which would affect the consummation of the transactions contemplated in this Agreement, the Indenture or the Preferred Securities; and such counsel has no knowledge of such proceedings which are threatened or contemplated by governmental authorities or threatened by others.

         20. Such counsel has no knowledge of contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement or to be filed as exhibits thereto other than those described therein or filed or incorporated by reference as exhibits thereto, and such instruments as are summarized in the Registration Statement are fairly summarized in all material respects.

         21. No approval, authorization, consent, registration, qualification or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the Trust Agreement, the Guarantee Agreement, and the Indenture or the issuance and sale of the Preferred
Securities or the consummation by the Company of the other transactions contemplated by this Agreement, the Trust Agreement, the Guarantee Agreement, or the Indenture, except such as have been described in the Prospectus or been obtained under the Securities Act, the Exchange Act and the Trust Indenture Act or such as may be required under the blue sky or securities laws of various states in connection with the offering and sale of the Preferred Securities (as to which such counsel need express no opinion).

         22. The execution and delivery of this Agreement, the Trust Agreement, the Guarantee Agreement, and the Indenture, the issue and sale of the Preferred Securities and the Subordinated Debentures, the compliance by the Company with the provisions of the Preferred Securities, the Subordinated Debentures, the Indenture, the Trust Agreement, the Guarantee Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, the articles of incorporation or by-laws of the Company or any of its subsidiaries or, to the knowledge of such counsel, a breach or default under any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which either the Company or any of its subsidiaries is a party or by which either of them or any of their respective properties may be bound except for such breaches as would not have a material adverse effect on the Company and its subsidiaries considered as one enterprise, nor will such action result in a violation on the part of the Company or any of its subsidiaries of any applicable law or regulation or of any administrative, regulatory or court decree known to such counsel.

                                    EXHIBIT B


         The opinion of counsel to the Trust Company and Trust Delaware to be delivered pursuant to Section 6(b)(ii) of the Underwriting Agreement shall be substantially to the effect that:

         1. The Trust Company is duly incorporated and is validly existing in good standing as a banking corporation with trust powers under the laws of the State of New York.

         2. The Indenture Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Indenture, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Indenture.

         3. The Guarantee Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Guarantee Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Guarantee Agreement.

         4. The Property Trustee has the requisite power and authority to execute and deliver the Trust Agreement, and has taken all necessary corporate action to authorize the execution and delivery of the Trust Agreement.

         5. Each of the Indenture and the Guarantee Agreement has been duly executed and delivered by the Indenture Trustee and the Guarantee Trustee, respectively, and constitutes a legal, valid and binding obligation of the Indenture Trustee and the Guarantee Trustee, respectively, enforceable against the Indenture Trustee and the Guarantee Trustee, respectively in accordance with its respective terms, except that certain payment obligations may be enforceable solely against the assets of the Trust and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and transfer or other similar laws applicable to New York banking corporations affecting the enforcement of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         6. The Subordinated Debentures delivered on the date hereof have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.



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                                    EXHIBIT C


         The opinion of counsel, as special Delaware counsel to the Company and the Trust to be delivered pursuant to Section 6(b)(iii) of the Underwriting Agreement shall be substantially to the effect that:

         1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C.
Section 3801 et seq. (the "Delaware Act"), and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

         2. Under the Delaware Act and the Trust Agreement, the Trust has the trust power and authority to own its property and to its conduct its business, all as described in the Prospectus.

         3. The Trust Agreement constitutes a valid and binding obligation of the Company and the Property Trustee and the Delaware Trustee, and is enforceable against the Company and the Trustees, in accordance with its terms.

         4. Under the Delaware Act and the Trust Agreement, (a) the Trust has the trust power and authority to execute and deliver, and to perform its obligations under, the Underwriting Agreement and (b) to issue and perform its obligations under the Preferred Securities and the Common Securities.

         5. Under the Delaware Act and the Trust Agreement, the execution and delivery by the Trust of the Underwriting Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

         6. The Preferred Securities have been duly authorized by the Trust Agreement and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and are entitled to the benefits of the Trust Agreement. The Holders, as beneficial owners of the Trust, will be entitled to the same limitations of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Holders may be obligated pursuant to the Trust Agreement, (a) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities Certificates and the issuance of replacement Preferred Securities Certificates, and (b) to provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.



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         7. The  Common  Securities  have  been  duly  authorized  by the  Trust
Agreement and are duly and validly issued undivided beneficial interests in the assets of the Trust and are entitled to the benefits of the Trust Agreement.

         8. Under the Delaware Act and the Trust Agreement, the issuance of the Preferred Securities and Common Securities is not subject to preemptive rights.

         9. The issuance and sale by the Trust of the Preferred Securities and Common Securities, the purchase by the Trust of the Subordinated Debentures, the execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation by the Trust of the transactions contemplated by the Underwriting Agreement and the compliance by the Trust with its obligations thereunder will not violate (i) any of the provisions of the Certificate of
Trust or the Trust Agreement or (ii) any applicable Delaware law or administrative regulation.

         10. The Delaware Trustee is duly incorporated and is validly existing in good standing as a banking corporation with trust powers under the laws of the State of Delaware.

         11. The Delaware Trustee has the requisite power and authority to execute and deliver the Trust Agreement, and has taken all necessary corporate action to authorize the execution and delivery of the Trust Agreement.





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